UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2022

Xometry, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40546	32-0415449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7529 Standish Place Suite 200
Derwood, Maryland	20855
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 335-7914

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000001 per share	XMTR	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2022, Mr. Craig Driscoll, a General Partner at Highland Capital Partners and a member of the board of directors (the “Board”) of Xometry, Inc. (the “Company”), notified the Board that he will not stand for reelection as a director of the Company upon expiration of his current term. Mr. Driscoll’s term expires at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”). Mr. Driscoll has served on the Board since May 2019, is currently a member of the Compensation Committee and will serve in his current position until the 2022 Annual Meeting.

Mr. Driscoll’s decision to let his term expire and not to stand for reelection at the 2022 Annual Meeting was not the result of any disagreement between Mr. Driscoll and the Company, its management, board of directors or any committee thereof, or with respect to any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2022	XOMETRY, INC.

	By:	/s/ Randolph Altschuler
	Name:	Randolph Altschuler
	Title:	Chief Executive Officer